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                                               May 30, 2001

Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, New York  11788


                  Re: Globecomm Systems Inc. Registration Statement on Form S-3 for Resale of 1,525,547 Shares of Common Stock
                       ---------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Globecomm Systems Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the resale by certain selling stockholders (the "Selling Stockholders") of up to 717,904 shares of the Company's common stock, par value $.001 per share (the "Shares"), and up to 807,643 shares of the Company's common stock (the "Warrant Shares") issuable upon exercise of warrants issued to the Selling Stockholders (the "Warrants").

                  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares and the Warrants, and a certificate of a Company officer regarding (among other things) the Company's receipt of consideration upon the original issuance and sale of the Shares and the Warrants. Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and nonassessable, and the Warrant Shares, when and if issued upon exercise of the Warrants, will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

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                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Warrant Shares.



                                        Very truly yours,

                                        /s/  Brobeck, Phleger & Harrison LLP

                                        BROBECK, PHLEGER & HARRISON LLP